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                                                             EXHIBIT NO. 99.8(a)

                               CUSTODIAN AGREEMENT


         This Agreement between MFS/Sun Life Series Trust, a voluntary association having transferable shares, organized and existing under the laws of The Commonwealth of Massachusetts ("the Company") and State Street Bank and Trust Company, a corporation organized under the laws of The Commonwealth of Massachusetts ("the Custodian"),

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

I.       Employment of Custodian and Property to be Held by It.

         The Company hereby employs the Custodian as the Custodian of the Company pursuant to the provisions of the Declaration of Trust and By-Laws of the Company. The Company agrees to deliver to the Custodian all securities and cash owned by it, and all dividend checks or other income, payments of principal or capital distributions received by the Company with respect to all securities owned by the Company from time to time, and the cash consideration due to the Company for such new shares of beneficial interest of the Company as may be issued from time to time. The Custodian shall not be responsible for any property of the Company not received by the Custodian.

II. Duties of Custodian with Respect to Property of the Company Held by the Custodian.

         The Custodian shall hold and dispose of all securities and cash owned by the Company now or hereafter held by or deposited with the Custodian as follows:

         A. The Custodian shall release and deliver securities owned by the Company in the following cases only:

            (l) Upon sale of such securities for the account of the Company and receipt of payment therefor;

            (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash is to be delivered to the Custodian;

            (3) To the issuer thereof or its agent for transfer in the name of the Company or the Custodian or a nominee of either or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            (4) To the broker selling the same, for examination, in accordance with the "street delivery" custom;

            (5) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (6) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities.

         B. To the extent that securities held by the Custodian are in registered form, they shall be registered in the name of the Company or in the name of the Custodian or any nominee or nominees of the Custodian. All receipts of securities by the Custodian under the terms of this Agreement may be in "street name" or other good delivery form.

         C. The Custodian shall collect all income and other payments with respect to securities held hereunder when such securities are in the name of, or in the process of transfer into the name of, the Custodian or a nominee of the Custodian, on the record date for such income or other payments in the case of registered securities, or are held by the Custodian on the date of payment by the issuer thereof in the case of bearer securities. The Custodian shall also execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection therewith and in connection with transfers of securities. The Custodian shall hold all such income collected by it hereunder. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect dividends and interest when due on securities registered in the name of the Custodian or a nominee of the Custodian.

         D. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company or other responsible agent to carry out such of the provisions of Section A and G of this
Article II as the Custodian may from time to time direct, provided, however, that the appointment of such agent shall not relieve the Custodian of any of its responsibilities hereunder.

         E. The Custodian shall make such arrangements with the Transfer Agent of the Company as will enable the Custodian to make certain it receives the cash consideration due to the Company for such new or treasury shares of the Company as may be issued or sold from time to time by the Company. In connection with such issuance of new or treasury shares of the Company, the Custodian shall make such arrangements with the Transfer Agent as shall insure the timely notification to the Transfer Agent and to the Company of the receipt of Federal funds by the Custodian by means of the Federal Reserve Wire System in payment for the issuance of such shares of the Company so that shares can be credited to shareholder accounts and said funds may be invested promptly on the day of receipt; and, upon mutual agreement between the Company and the Custodian, the Custodian shall upon the receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, invest on the same day as received the balance of all Federal funds received after a time agreed upon between the Custodian and the Company in such investments as may be set forth in said instructions.

         At 9:00 a.m. on the second business day after the deposit of a check into the Company's account, the Custodian agrees to make Federal funds available to the Company in the amount of the check.

         From such funds as may be available for the purpose but subject to the limitations of Article VII of the Declaration of Trust, and applicable votes of the Trustees of the Company pursuant thereto, the Custodian shall make available to the Transfer Agent funds which the Transfer Agent certifies are necessary to make payment to shareholders who have delivered to the Transfer Agent share certificates (or stock powers if no certificates have been issued) together with a request for redemption of their shares by the Company.

         In connection with the redemption of shares of the Company pursuant to
Article VII of the Declaration of Trust, the Custodian shall be authorized upon receipt of instructions from the Transfer Agent for the Company to wire Federal funds to a commercial bank account designated by the redeeming shareholder.

         In connection with the repurchase by the Company of shares of the Company pursuant to the Declaration of Trust, the Custodian and the By-Laws, the Custodian shall make certain that payments made to shareholders for such purchases shall not be greater than the net asset value of such shares in effect at the time of such purchase.

         F. Funds held by the Custodian may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies and in such amounts as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company and the funds to be deposited with each shall be approved by vote of a majority of the Trustees of the Company. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

         G. The Custodian shall pay out moneys of the Company only upon the purchase of securities for the account of the Company and only against the delivery of such securities to the Custodian; or in the case of repurchase agreements entered into between the Company and the Custodian, or another bank,
(i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Company of Securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Company; or in connection with conversion, exchange or surrender of securities owned by the Company, or for the repurchase of shares issued by the Company or for the making of any disbursements authorized by the Trustees of the Company pursuant to the Declaration of Trust or the By-Laws, or for the payment of any expense or liability incurred by the Company. Payments by the Custodian under the authority of the preceding sentence shall include but shall not be limited to the following payments for the account of the Company: interest, dividend disbursements, taxes, management, accounting and legal fees, or operating expenses of the Company, including registration and qualification costs and other expenses of issuing and selling stock or changing its capital structure, whether or not such expenses shall be in whole or in part capitalized or treated as deferred expenses. The Custodian may in its discretion without express authority from the Company make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, all such payments to be accounted for to the Company.

         H. Payments of moneys and deliveries of securities by the Custodian pursuant to the provisions of this Agreement shall be made only as directed from time to time by a writing signed or initialed by such one or more person or persons and in such manner as the Trustees of the Company shall have from time to time authorized or upon oral instructions of such authorized persons provided that such instructions are confirmed in writing as soon as practicable. Each such writing shall set forth the transactions involved, including a specific statement of the purpose for which such action is requested. The Custodian may accept oral instructions if it reasonably believes them to have been given by a person authorized to give instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Company accompanied by a detailed description of procedures approved by the Trustees, instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Company's assets. Such payments or deliveries for purposes not specifically set forth in this Agreement shall be made by the Custodian only upon receipt of a certified copy of a resolution of the Company's Trustees, signed by an officer of the Company and certified by its Treasurer, Secretary, Clerk or Assistant Secretary specifying the amount of such payment on the securities to be delivered, the purpose for which the payment or delivery is to be made, declaring such purpose to be a proper purpose and naming the person or persons to whom such payment or delivery is to be made, provided that no such deliveries of securities shall be made other than to a properly bonded officer or employee of the Company.

         I. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate by the President, the Treasurer, the Assistant Treasurer or the Secretary of the Company. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Company as conclusive evidence
(a) of the authority of any person to act in accordance with such vote or (b) of any determination or any action by the Trustees pursuant to the Declaration of Trust or the By-Laws as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

III. Duties of Custodian with Respect to Books of Account and Computation of Prices.

         The Custodian shall keep the books of account of the Company and at the request of the Company shall compute the net asset value per share of the outstanding stock of the Company, the "net income" of the Company and the offering price at which the shares are to be sold, at the times and in the manner described in the prospectus of the Company.

         All records maintained by the Custodian will be maintained in a form acceptable to the Company and in compliance with the rules and regulations of the Securities and Exchange Commission, including but not limited to records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder; all records will at all times be the property of the Company and will be available for inspection and use by the Company.

IV.      Use of a System for the Central Handling of Securities.

         Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to use the facilities of Depository Trust Company, Federal Reserve Book-Entry System or any other book-entry system or any similar system for the central handling of securities (hereinafter called a "securities depository system" or "such system"), with which securities are authorized to be deposited under the provisions of Section 17(f) of the Investment Company Act of 1940, as from time to time amended, subject to such rules, regulations and orders as may be adopted by the Securities and Exchange Commission thereunder. Without limiting the generality of such use, it is agreed that the following provisions shall, subject to such rules, regulations and orders, apply thereto:

         A. Such system may be used to hold, receive, exchange, release, deliver and otherwise deal with the securities owned by the Company, including stock dividends, rights and other items of like nature, and to receive and remit to the Custodian all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

         B. Registration of the Company's securities may be made in the name of any nominee or nominees used by such system.

         C. Payment for securities purchased and sold may be made through the clearing medium employed by such system for transactions of participants acting through it.

         D. Securities and any cash of the Company deposited in such system, will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

         E. All books and records maintained by the Custodian which relate to the Company's participation in these systems will at all time during the Custodian's regular business hours be open to inspection by the Company's duly authorized employees or agents, and the Company will be furnished with all the information in respect of the services rendered to it as it may require.

         F. The Custodian will make available to the Company copies of any internal control reports concerning such systems made to it by either internal or external auditors within ten days after receipt of such a report by the Custodian.

         G. The Custodian shall be subject to the same liability with respect to all securities of the Company, and all cash, stock dividends, rights and items of like nature to which the Company is entitled, held or received by such system, as if the same were held or received by the Custodian at its own office.

V.       Responsibility of Custodian.

         The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, certificate or other instrument believed by it to be genuine and to be signed by the proper party or parties. It shall be entitled to and may act upon advice of counsel (who may be counsel for the Company) on all matters and shall be held only to the exercise of reasonable care and diligence in carrying out all the provisions of this Agreement.

VI. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions.

         This Agreement shall become effective as of its execution, and shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination, to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Company shall not amend or terminate this Agreement in contravention of any applicable Federal or State regulations, or any provision of the Declaration of Trust or By-Laws of the Company, and further provided, that the Company may at any time by action of its Trustees substitute another bank or trust company for the Custodian by giving notice as above to the Custodian.

         In connection with the operation of this Agreement, the Custodian and the Company may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provisions to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State regulations, or any provision of the Declaration of Trust or By-Laws. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

VII.     Successor Custodian.

         Upon termination hereof the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

         If a successor custodian is appointed by the Company, in accordance with the By-laws, the Custodian shall, upon receipt of notice of such appointment, deliver to and only to such successor custodian at the office of the Custodian, duly endorsed and in form for transfer, all securities then held hereunder and all funds or other properties of the Company deposited with or held by it hereunder.

         If no such successor custodian is appointed, the Custodian shall, in like manner, at its office, upon receipt of a certified copy of a vote of the shareholders pursuant to the By-Laws, deliver such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of shareholders shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall in no event deliver funds and property of the Company to the Company, but shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than $25,000,000 all securities, funds and other properties held by the Custodian and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the certified copy above referred to, or of the Company to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

VIII.    Compensation of Custodian.

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian as agreed upon from time to time between the Company and the Custodian.

IX.      Massachusetts Law to Apply.

         This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

X.       Use of a Sub-Custodian for Safekeeping of Foreign Securities.

         Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to (A) maintain accounts ("Foreign Accounts") in its name as such Custodian with any foreign branch of the Chase Manhattan Bank, in connection with the purchase, safekeeping and sale or redemption of securities in foreign countries, such accounts to be maintained subject to the draft or order of the Custodian, and (B) employ, from time to time, one or more Sub-Custodians, but only in accordance with the terms and conditions as (i) may be agreed upon between the Custodian and such Sub-Custodian and approved by the Trustees of the Company and (ii) set forth in the Declaration of Trust and By-Laws of the Company, to act as agent of the Custodian to carry out such of the provisions of Article II of this Agreement as the Custodian may direct. It is agreed that the following provisions shall apply to this Article X.

         1. The Foreign Accounts or such Sub-Custodian may be used to hold, receive, exchange, release, deliver and otherwise deal with the securities owned by the Company, including stock dividends, rights and other items of like nature, and to receive and remit to the Custodian all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof.

         2. The Custodian shall be subject to the same liability with respect to all securities of the Company, and all cash, stock dividends, rights and items of like nature to which the Company is entitled, held or received by the Foreign Accounts or such Sub-Custodian, as if the same were held or received by the Custodian at its own offices.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all on the 24th day of May, 1985. The undersigned Trustee of MFS/Sun Life Series Trust (the "Trust) has executed this Agreement not individually, but as a Trustee under this Trust's Amended and Restated Declaration of Trust dated , 1985, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the Trust estate.


                                    MFS/Sun Life Series Trust

                                    By:  JOHN D. MCNEIL
                                         ----------------------
                                         John D. McNeil


                                    STATE STREET BANK AND TRUST COMPANY

                                    By:  ILLEGIBLE
                                         ----------------------
                                         (Illegible)
                                         Vice President